EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 8, 2009 on our audits of the consolidated financial statements of China Green Agriculture, Inc. and Subsidiaries, appearing in the 2009 Form 10-K of China Green Agriculture, Inc. and Subsidiaries.

We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Kabani & Company, Inc.
Certified Public Accountants
Los Angeles, California

July 23, 2010